Exhibit 3

LIMITED POWER OF ATTORNEY

Know all by these present, that I, Charles Conn, hereby make, constitute and appoint Michael LaGatta, and with full power of substitution, as my true and lawful attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as a member of the Management Board or in other capacities of Monograph Capital Holdings Advisors, LLC, a Delaware limited liability company (“GovCo”), and each of its affiliates or entities advised or controlled by me or GovCo, all documents, certificates, instruments, statements, filings and agreements (“documents”) to be filed with or delivered to the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and, in each case, the rules and regulations promulgated thereunder, including, without limitation, all documents relating to sales of securities in accordance with Rule 144 under the 1933 Act and the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the 1934 Act, including, without limitation: (a) any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto), (b) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (c) any joint filing agreements pursuant to Rule 13d-1(k) under the 1934 Act and (d) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall remain in full force and effect until the earlier of it being (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of August, 2023.

/s/ Charles Conn
Charles Conn